SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 11, 2018

THE TIMKEN COMPANY
(Exact Name of Registrant as Specified in its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Mt. Pleasant St. NW, North Canton, Ohio 44720-5450
(Address of Principal Executive Offices) (Zip Code)

(234) 262-3000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 11, 2018, The Timken Company (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with KeyBank National Association, as administrative agent, and the other lenders party thereto.

The Credit Amendment provides for a term loan facility in the original aggregate principal amount of $350,000,000 that matures on September 11, 2023. The Company borrowed the full amount available under the term loan facility on September 11, 2018 in the form of a term loan (the “Term Loan”). The Company intends to use the proceeds of the Term Loan to finance a portion of the purchase price in connection with the Company’s acquisition of Rollon S.p.A. The Company is required to make quarterly principal payments under the Term Loan in the amount of $2,187,500 beginning on November 30, 2018.

The interest rate under the Term Loan will be based on either (i) LIBOR or (ii) the Base Rate (as defined in the Credit Agreement), plus, in either case, an applicable margin determined by the Company’s debt rating. The Credit Agreement is not secured by assets of the Company.

The Credit Agreement contains certain customary representations, warranties and covenants, including financial covenants that require the Company to maintain a consolidated leverage ratio and a consolidated interest coverage ratio in accordance with the limits set forth therein.

The Credit Agreement is subject to customary events of default. If any event of default occurs and is continuing, the lenders may instruct the administrative agent to accelerate amounts due under the Credit Agreement (except for a bankruptcy event of default, in which case such amounts will automatically become due and payable) and exercise other rights and remedies.

A copy of the Credit Agreement is filed as Exhibit 10.1 hereto. The foregoing description of the Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Credit Agreement, which is incorporated by reference herein.

The lenders and the agents (and each of their respective subsidiaries or affiliates) of the Credit Agreement have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates, for such services.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of September 11, 2018, among The Timken Company, KeyBank National Association, as Administrative Agent, and the Lenders Party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

	By:	/s/ Philip D. Fracassa
Philip D. Fracassa
Executive Vice President, Chief Financial Officer
Date:	September 14, 2018

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of September 11, 2018, among The Timken Company, KeyBank National Association, as Administrative Agent, and the Lenders Party thereto.